Page 74 of 74 Pages

                                    EXHIBIT 6

                                    AGREEMENT

                          JOINT FILING OF SCHEDULE 13D

      The undersigned hereby agree to jointly prepare and file with regulatory authorities a Schedule 13D and any future amendments thereto reporting each of the undersigned's ownership of securities of iMALL, Inc. and hereby affirm that such Schedule 13D is being filed on behalf of each of the undersigned.

Dated:   December 30, 1997           Commonwealth Associates, a New York limited
         New York, New York          partnership

                                     By: Commonwealth Management Co., Inc., its
                                           general partner

                                     By: /s/ Joseph Wynne
                                         ---------------------------------------
                                         Joseph Wynne
                                         Chief Financial Officer

Dated:   December 30, 1997
         New York, New York           /s/ Michael S. Falk
                                     -------------------------------------------
                                     Michael S. Falk

Dated:   December 30, 1997           Commonwealth Management Co., Inc., a New
         Atlanta, Georgia            York corporation

                                     By:  /s/ Joseph Wynne
                                         ---------------------------------------
                                         Joseph Wynne
                                         Chief Financial Officer